Exhibit 24.2

POWER OF ATTORNEY

Each of the undersigned does hereby appoint Celia A. Colbert and Bruce N. Kuhlik, and each of them severally, to be his or her true and lawful attorney or attorneys to execute on behalf of the undersigned (whether on behalf of Merck & Co., Inc., or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) a Post-Effective Amendment to a Registration Statement on Form S-8 and all further amendments (including additional post-effective amendments) and all documents relating thereto, and to file the same with all relevant exhibits or documents with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Merck & Co., Inc. which may be purchased under each of the following plans and/or an indeterminate number of plan interests:

•	Post-Effective Amendment No. 1 to Form S-8, Registration No. 333-30331, pertaining to the Schering-Plough Corporation 1997 Stock Incentive Plan;

•	Post-Effective Amendment No. 1 to Form S-8, Registration No. 333-91440, pertaining to the Schering-Plough 2002 Stock Incentive Plan;

•	Post-Effective Amendment No. 1 to Form S-8, Registration No. 333-91440, pertaining to the Schering-Plough Corporation 2006 Stock Incentive Plan;

•	Post-Effective Amendment No. 1 to Form S-8, Registration No. 333-134281, pertaining to the Schering-Plough Corporation 2006 Stock Incentive Plan and the Schering-Plough Employees’ Savings Plan;

•	Post-Effective Amendment No. 2 to Form S-8, Registration No. 333-105567, pertaining to the Schering-Plough Employees’ Savings Plan;

•	Post-Effective Amendment No. 1 to Forms S-8, Registrations Nos. 333-87077, 333-153542, and 333-162007, pertaining to the Schering-Plough Employees’ Savings Plan; and

•	Post-Effective Amendment No. 1 to Forms S-8, Registration Nos. 033-57111 and 333-112421, pertaining to the Schering-Plough Puerto Rico Employees’ Retirement Savings Plan.

As well as deferred compensation obligations which may be issued under the

•	Post-Effective Amendment No. 1 to Form S-8, Registration No. 333-121089, pertaining to the Schering-Plough Corporation Savings Advantage Plan.

IN WITNESS WHEREOF, this instrument has been duly executed as of the 3rd day of November, 2009.

By:	/s/ Richard T. Clark
Richard T. Clark
Chairman, President and Chief Executive Officer
(Principle Executive Officer)

By:	/s/ Peter N. Kellogg
Peter N. Kellogg
Executive Vice President and Chief Financial Officer
(Principle Financial Officer)

By:	/s/ John Canan
John Canan
Senior Vice President and Controller
(Controller)

IN WITNESS WHEREOF, this instrument has been duly executed as of the 3rd day of November 2009.

/s/ Leslie A. Brun
Leslie A. Brun	Rochelle B. Lazarus

/s/ Thomas R. Cech	/s/ Carlos E. Represas
Thomas R. Cech, Ph.D.	Carlos E. Represas

/s/ Richard T. Clark	/s/ Patricia F. Russo
Richard T. Clark	Patricia F. Russo

/s/ Thomas E. Shenk
Thomas H. Glocer	Thomas E. Shenk, Ph.D.

Steven F. Goldstone	Anne M. Tatlock

/s/ Samuel O. Thier
William B. Harrison, Jr.	Samuel O. Thier, M.D.

/s/ Harry R. Jacobson	/s/ Craig B. Thompson
Harry R. Jacobson, M.D.	Craig B. Thompson, M.D.

/s/ William N. Kelley
William N. Kelley, M.D.	Wendell P. Weeks

/s/ C. Robert Kidder	/s/ Peter C. Wendell
C. Robert Kidder	Peter C. Wendell